Exhibit 99

American Medical Technologies Implements Restructuring

        CORPUS CHRISTI, Texas — (BW HealthWire)—June 13, 2002—American Medical Technologies, Inc. (Nasdaq:ADLI) today announced the implementation of a restructuring of its personnel and operations. The restructuring is intended to reduce operating expenses and lower the cash flow breakeven level to current market conditions. American Medical expects to incur a one-time charge in the current fiscal quarter relating to this restructuring, but the amount of the charge cannot be estimated at this time.

        In connection with the restructuring, a substantial portion of American Medical's workforce and the related positions are being eliminated, primarily within the areas of sales, service and manufacturing. This action will reduce infrastructure previously built to support American Medical's new business model of selling its products directly to dentists in the United States through its own sales force. The restructuring is intended to refocus American Medical's strategy on its former business model of selling its products through a strong distributor network.

        "American Medical will be transitioning from direct sales and branch offices to centralized operations and dealer distribution," said Roger Dartt, the newly-appointed CEO of American Medical. "These changes will allow American Medical personnel to concentrate on developing and introducing new laser technology products to the dental industry and related markets."

        The Company makes forward-looking statements in this press release. The Company's forward-looking statements are subject to risks and uncertainties and include information about its expectations and possible or assumed future results of operations. When the Company uses any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, it is making forward-looking statements.

        The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements. While the Company believes that its forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company's control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following: the possible failure to maintain the Company's ability to borrow under its line of credit, the potential inability of the Company to refinance the line of credit indebtedness currently in default prior to the expiration of the bank's forbearance agreement in September 2002 and the other line of credit due in October 2002, the Company's potential inability to hire and retain qualified sales and service personnel, the potential for an extended decline in sales, the potential lack of product acceptance, the Company's potential inability to establish distributors for its products, the Company's potential inability to introduce new products to the market, the potential failure of customers to meet purchase commitments, the potential loss of customer relationships, the potential failure to receive or maintain necessary regulatory approvals, the extent to which competition may negatively affect prices and sales volumes or necessitate increased sales expenses, the failure of negotiations to conclude OEM agreements or strategic alliances and the other risks and uncertainties set forth in this press release and in the Company's reports filed with the Securities and Exchange Commission.

        Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. Except as required by applicable law, the Company does not undertake any obligation to publicly release any revisions which may be made to any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

        American Medical Technologies, Inc. headquartered in Corpus Christi, Texas, develops and manufactures advanced technologies for dentistry and markets them worldwide. It is listed on the

NASDAQ SmallCap Market under the symbol "ADLI". The Company's website is found at: www.americandentaltech.com.

CONTACT:	American Medical Technologies, Inc. John Vickers, 361/289-1145